Exhibit 99.2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

NARANBOLD GANTULGA, derivatively on behalf of AMC ENTERTAINMENT HOLDINGS, INC.,

Plaintiff,

v.

ADAM M. ARON, CRAIG R. RAMSEY, CHRIS A. COX, LINCOLN ZHANG, JACK Q. GAO, MAOJUN ZENG, ANTHONY J. SAICH, LLOYD HILL, GARY F. LOCKE, HOWARD W. KOCH, JR., KATHLEEN M. PAWLUS, and DALIAN WANDA GROUP CO.,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

Case No. 1:18-cv-10007-ALC

[additional caption on next page]

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

JENNIFER KENNA, derivatively on behalf of AMC ENTERTAINMENT HOLDINGS, INC.,

Plaintiff,

v.

ADAM M. ARON, CRAIG R. RAMSEY, CHRIS A. COX, LINCOLN ZHANG, JACK Q. GAO, MAOJUN ZENG, ANTHONY J. SAICH, LLOYD HILL, GARY F. LOCKE, HOWARD W. KOCH, JR., KATHLEEN M. PAWLUS, and DALIAN WANDA GROUP CO.,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

Case No. 1:19-cv-09148-ALC

[additional caption on next page]

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

LORRA MANUEL, Derivatively on Behalf of Nominal Defendant AMC ENTERTAINMENT HOLDINGS, INC.,

Plaintiff,

v.

ADAM M. ARON, CRAIG R. RAMSEY, CHRIS A. COX, LINCOLN ZHANG, JACK Q. GAO, LLOYD L. HILL, HOWARD W. KOCH, JR., GARY F. LOCKE, KATHLEEN M. PAWLUS, ANTHONY J. SAICH, and MAOJUN ZENG,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

Case No. 1:20-cv-02456-ALC

[additional caption on next page]

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

DAVID DINKEVICH and ANN CARTER, derivatively on behalf of AMC ENTERTAINMENT HOLDINGS, INC.,

Plaintiff,

v.

ADAM M. ARON, CRAIG R. RAMSEY, CHRIS A. COX, LINCOLN ZHANG, JACK Q. GAO, LLOYD HILL, HOWARD W. KOCH, JR., GARY F. LOCKE, KATHLEEN M. PAWLUS, ANTHONY J. SAICH, and MAOJUN ZENG,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

Case No. 1:20-cv-02870-ALC

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER

DERIVATIVE MATTERS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF AMC ENTERTAINMENT HOLDINGS, INC. (“AMC” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: AMC) AS OF JUNE 14, 2023.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE MATTERS, AMC STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement, dated June 14, 2023 (the “Stipulation”).

The Stipulation was entered into by and among: (1) Plaintiff Naranbold Gantulga in the action captioned Gantulga v. Aron, et al., Case No. 1:18-cv-10007-ALC (S.D.N.Y.) (the “Gantulga Action”), Plaintiff Jennifer Kenna in the action captioned Kenna v. Aron, et al., Case No. 1:19-cv-09148-ALC (S.D.N.Y.) (the “Kenna Action”), Plaintiff Lorra Manuel in the action captioned Manuel v. Aron, et al., Case No. 1:20-cv-02456-ALC (S.D.N.Y.) (the “Manuel Action”), Plaintiffs David Dinkevich and Ann Carter in the action captioned Dinkevich, et al. v. Aron, et al., Case No. 1:20-cv-02870-ALC (S.D.N.Y.) (the “Dinkevich Action”), and Plaintiff John R. Lyon (together with Plaintiffs Gantulga, Kenna, Manuel, Dinkevich, and Carter, “Plaintiffs”) in the action captioned Lyon v. Aron, et al., Case No. 1:21-cv-07940-ALC (S.D.N.Y.) (the “Lyon Action,” and together with the Gantulga, Kenna, Manuel, and Dinkevich Actions, the “Derivative Actions”); (2) Defendants Adam M. Aron, Craig R. Ramsey, Chris A. Cox, Lincoln Zhang, Jack Q. Gao, Maojun Zeng, Anthony J. Saich, Lloyd L. Hill, Gary F. Locke, Howard W. Koch, Jr., Kathleen M. Pawlus, Phillip Lader, Lee E. Wittlinger, and Adam J. Sussman (collectively, the “Individual Defendants”); and (3) Nominal Defendant AMC Entertainment Holdings, Inc. (“AMC” or the “Company,” and together with the Individual Defendants, “Defendants” and each a “Defendant,” and together with Plaintiffs, the “Parties” and each a “Party”).1

1 Dalian Wanda Group Co. (“Wanda”) was named as a defendant in the Gantulga and Kenna Actions, but was not served with process and did not become a party to either action. See, e.g., Murphy Bros. v. Michetti Pipe Stringing, Inc., 526 U.S. 344, 350 (1999) (“one becomes a party officially . . . only upon service of a summons or other authority-asserting measure”). Therefore, Wanda is not a party to the Stipulation, but is nevertheless released pursuant to the terms of the Stipulation.

Unless otherwise defined in this Notice, all capitalized terms used herein shall have the meanings set forth in the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.            The purpose of this Notice is to inform AMC stockholders of:

•	the existence of the Derivative Actions in the United States District Court for the Southern District of New York (the “Court”), which were brought on behalf of and for the benefit of AMC, as well as the existence of the litigation demand Plaintiff Lyon made on the AMC Board of Directors (the “Lyon Litigation Demand”);

•	the proposed settlement (the “Settlement”) between Plaintiffs and Defendants reached to resolve the Derivative Actions and the Lyon Litigation Demand (collectively, the “Derivative Matters”), subject to Court approval, as provided in the Stipulation;

•	the telephonic hearing to be held by the Court on December 18, 2023 at 11:00 a.m. eastern to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Derivative Actions with prejudice;

•	Plaintiffs’ Counsel’s application to the Court for an award of attorneys’ fees and expenses (the “Fee and Expense Award”); and

•	Plaintiffs’ Counsel’s application to the Court for service awards to the Plaintiffs (the “Service Awards”).

2.            This Notice explains the Derivative Matters and the terms of the Settlement, and describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the Settlement of the Derivative Matters and of your rights in connection with the Settlement.

3.            The Stipulation and the Settlement, subject to the approval of the Court, are intended by the Parties to completely, fully, finally, and forever release, relinquish, settle, and discharge the Released Claims and result in the complete dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The Settlement is the product good faith and arm’s-length settlement negotiations conducted over the course of more than a year and overseen by an experienced mediator. The Settlement requires AMC to adopt certain corporate governance reforms (the “Reforms”), as outlined in Exhibit A to the Stipulation and summarized below.

4.            This Notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, please see the full Stipulation and its exhibits posted on AMC’s website, https://investor.amctheatres.com/stock-information/Tax-Info/default.aspx, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Court.

WHAT ARE THE DERIVATIVE Matters ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE DERIVATIVE Matters AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OR STATEMENT OR OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE PARTIES’ CLAIMS OR DEFENSES.

5.            The Derivative Matters are brought on behalf of AMC and assert claims based on the allegations in a related, putative securities class action captioned Hawaii Structural Ironworkers Pension Trust Fund v. AMC Entertainment Holdings, Inc., et al., Case No. 1:18-cv-00299-AJN (S.D.N.Y.) (the “Securities Class Action”). The Securities Class Action asserted claims against AMC, certain of AMC’s officers and directors, and the underwriters of AMC’s February 8, 2017 secondary public offering (the “Secondary Public Offering”) based on alleged material misstatements and omissions in the registration statement for the secondary public offering and certain other public disclosures. The Derivative Matters assert that Defendants violated the federal securities laws and/or breached their fiduciary duties by making or permitting the Company to allegedly make materially false statements or omissions about AMC’s business, operations, and prospects following three acquisitions. In an effort to deleverage after the acquisitions, Plaintiffs contend that Defendants caused AMC to disseminate allegedly false and misleading statements in connection with the Secondary Public Offering and certain other public disclosures. The Derivative Matters assert that on August 1, 2017, AMC issued a press release announcing disappointing financial results for the period ended June 30, 2017, which Plaintiffs contend revealed that previously issued positive statements about the acquisitions were false.

6.            On November 1, 2021, the parties to the Securities Class Action signed a stipulation of settlement to resolve the Securities Class Action for $18.0 million. AMC and the other defendants in the Securities Class Action agreed to the settlement and the payment of the settlement amount to eliminate the distraction, burden, expense, and uncertainty of further litigation. AMC and the other defendants continue to expressly deny any liability or wrongdoing with respect to the matters alleged in the Securities Class Action. On February 14, 2022, the court in the Securities Class Action issued a final judgment approving the settlement and dismissing the Securities Class Action.

Gantulga Action

7.            On May 21, 2018, Plaintiff Gantulga commenced the Gantulga Action in the United States District Court for the District of Kansas on behalf of AMC against Defendants Aron, Ramsey, Cox, Zhang, Gao, Zeng, Saich, Hill, Locke, Koch, and Pawlus, asserting claims for violations of Section 14(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”), breach of fiduciary duty, and unjust enrichment. The Gantulga Action alleges that making a demand on AMC’s Board of Directors (the “Board”) to institute the claims pled in the Gantulga Action would have been futile. The defendants in the Gantulga Action maintain that demand would not have been futile.

8.            On August 27, 2018, the defendants in the Gantulga Action filed a motion to dismiss or, in the alternative, to transfer the Gantulga Action to the Court.

9.            On September 10, 2018, Plaintiff Gantulga opposed the defendants’ motion.

10.            On September 17, 2018, Plaintiff Gantulga filed an Amended Complaint that named Wanda as a defendant and mooted the pending motion.

11.            On October 12, 2018, the parties filed a joint motion to transfer the Gantulga Action to the Court.

12.            On October 15, 2018, the United States District Court for the District of Kansas granted the parties’ joint motion to transfer the Gantulga Action to the Court.

13.            On November 8, 2018, Plaintiff Gantulga and the defendants in the Gantulga Action filed a stipulation to stay the Gantulga Action, given the pendency of the Securities Class Action, which the Court granted on December 17, 2018.

14.            On March 30, 2020, the Court entered a stipulated protective order to govern discovery in the Gantulga Action.

15.            On January 10, 2022, pursuant to the terms of the order staying the Gantulga Action, Plaintiff Gantulga provided written notice to the defendants in the Gantulga Action that the stay would be lifted as of February 9, 2022.

16.            On April 10, 2022, the Gantulga Action was reassigned from Judge Alison J. Nathan to Judge Andrew L. Carter, Jr.

Kenna Action

17.            On October 2, 2019, Plaintiff Kenna commenced the Kenna Action in the Court on behalf of AMC against Defendants Aron, Ramsey, Cox, Zhang, Gao, Zeng, Saich, Hill, Locke, Koch, and Pawlus, and Wanda, asserting claims for violations of Section 14(a) of the Exchange Act, breach of fiduciary duty, and unjust enrichment. The Kenna Action alleges that making a demand on the Board to institute the claims pled in the Kenna Action would have been futile. The defendants in the Kenna Action maintain that demand would not have been futile.

18.            On October 15, 2019, Plaintiff Kenna and the defendants in the Kenna Action filed a stipulation to stay the Kenna Action, given the pendency of the Securities Class Action, which the Court granted on October 17, 2019.

19.            On March 26, 2020, the Court entered a stipulated protective order to govern discovery in the Kenna Action.

20.            On April 20, 2020, Plaintiff Kenna filed an Amended Complaint asserting claims for violations of Sections 10(b), 14(a), and 21D of the Exchange Act, breach of fiduciary duty, and unjust enrichment. The Amended Complaint included information gleaned from documents the Company produced to Plaintiff Kenna pursuant to the order staying the Kenna Action.

21.            On January 10, 2022, pursuant to the terms of the order staying the Kenna Action, Plaintiff Kenna provided written notice to the defendants in the Kenna Action that the stay would be lifted as of February 9, 2022.

22.            On April 10, 2022, the Kenna Action was reassigned from Judge Alison J. Nathan to Judge Andrew L. Carter, Jr.

Manuel Action

23.            On March 20, 2020, Plaintiff Manuel commenced the Manuel Action in the Court on behalf of AMC against Defendants Aron, Ramsey, Cox, Zhang, Gao, Zeng, Saich, Hill, Locke, Koch, and Pawlus, asserting claims for violations of Sections 10(b), 21D, and 29(B) of the Exchange Act and breach of fiduciary duty. The Manuel Action alleges that making a demand on the Board to institute the claims pled in the Manuel Action would have been futile. The defendants in the Manuel Action maintain that demand would not have been futile.

24.            On May 12, 2020, Plaintiff Manuel and defendants in the Manuel Action filed a stipulation to stay the Manuel Action, given the pendency of the Securities Class Action, which the Court granted on May 18, 2020.

25.            On June 25, 2020, the Court entered a stipulated protective order to govern discovery in the Manuel Action.

26.            On April 7, 2022, the Manuel Action was reassigned from Judge Alison J. Nathan to Judge Andrew L. Carter, Jr.

Dinkevich Action

27.            On October 14, 2019, Plaintiff Dinkevich made a demand on AMC pursuant to 8 Del. C. § 220 to inspect certain of AMC’s non-public books and records (the “Dinkevich 220 Demand”).

28.            On March 27, 2020, AMC produced certain books and records to Plaintiff Dinkevich in response to the Dinkevich 220 Demand. Plaintiff Dinkevich’s counsel, who also represents Plaintiff Carter, requested, and AMC agreed, that Plaintiff Carter could also review the books and records produced in response to the Dinkevich 220 Demand.

29.            On April 7, 2020, Plaintiffs Dinkevich and Carter commenced the Dinkevich Action in the Court on behalf of AMC against Defendants Aron, Ramsey, Cox, Zhang, Gao, Zeng, Saich, Hill, Locke, Koch, and Pawlus, asserting claims for violations of Sections 10(b), 21D, and 29(B) of the Exchange Act, breach of fiduciary duty, and unjust enrichment. The Dinkevich Action, which incorporated the non-public records produced by AMC in response to the Dinkevich 220 Demand, alleges that making a demand on the Board to institute the claims pled in the Dinkevich Action would have been futile. The defendants in the Dinkevich Action maintain that demand would not have been futile.

30.            On June 17, 2020, Plaintiffs Dinkevich and Carter and the defendants in the Dinkevich Action filed a stipulation to stay the Dinkevich Action, given the pendency of the Securities Class Action, which the Court granted on June 25, 2020.

31.            On August 4, 2020, the Court entered a stipulated protective order to govern discovery in the Dinkevich Action.

32.            On December 8, 2021, Plaintiffs Dinkevich and Carter provided written notice to defendants of their intention to lift the stay in the Dinkevich Action, and on January 7, 2022, filed a notice with the Court to lift the stay.

33.            On January 11, 2022, the Court lifted the stay of the Dinkevich Action.

34.            On April 10, 2022, the Dinkevich Action was reassigned from Judge Alison J. Nathan to Judge Andrew L. Carter, Jr.

The Lyon Litigation Demand and the Lyon Action

35.            On February 3, 2020, Plaintiff Lyon made a demand on AMC pursuant to 8 Del. C. § 220 to inspect certain of AMC’s non-public books and records (the “Lyon 220 Demand”).

36.            On July 15, 2020, Plaintiff Lyon made a litigation demand on the Board.

37.            On September 30, 2020, Plaintiff Lyon was informed that the Board voted unanimously not to pursue the claims in his litigation demand at that time.

38.            On September 23, 2021, Plaintiff Lyon commenced the Lyon Action in this Court on behalf of AMC against Defendants Aron, Ramsey, Cox, Zhang, Gao, Hill, Locke, Koch, Pawlus, Saich, Zeng, Lader, Wittlinger, and Sussman, asserting claims for contribution and indemnification under Sections 10(b) and 21D of the Exchange Act, breach of fiduciary duty, waste of corporate assets, and unjust enrichment/constructive trust. The Lyon Action alleges that the Board wrongfully refused Plaintiff Lyon’s litigation demand. The defendants in the Lyon Action maintain that the Board properly refused Plaintiff Lyon’s litigation demand.

39.            On January 14, 2022, the defendants in the Lyon Action filed a motion to dismiss the Lyon Action.

40.            On April 7, 2022, the Lyon Action was reassigned from Judge Alison J. Nathan to Judge Andrew L. Carter, Jr.

41.            On March 21, 2023, the Court entered an Opinion and Order granting defendants’ motion to dismiss as to Plaintiff Lyon’s contribution and indemnification claims under Sections 10(b) and 21D of the Exchange Act, which formed the basis for the Court’s subject matter jurisdiction, because the settlement of the related Securities Class Action had received final approval without a finding of liability. The Court further declined to exercise supplemental jurisdiction over Plaintiff Lyon’s remaining state law claims, and thus did not reach the merits of those claims.

42.            Plaintiff Lyon was preparing to re-file a complaint based on his state law claims in the Delaware Court of Chancery at the time the Stipulation was executed.

Settlement and Settlement Hearing

43.            On November 18, 2020 and November 19, 2020, certain parties to the Derivative Matters participated in a mediation (the “Mediation”) before David Geronemus, Esq. of JAMS (the “Mediator”). Prior to the Mediation, certain Plaintiffs submitted mediation statements and settlement demands to the Mediator. The Mediation, however, did not result in a settlement. Thereafter, the Parties continued to negotiate at arm’s-length and with the Mediator’s assistance, including by Plaintiffs sending a global settlement demand to the Defendants on October 27, 2021 that included a comprehensive corporate governance reforms proposal. Ultimately, on June 21, 2022, the Parties reached an agreement in principle on the material terms of the Settlement, including the Reforms that AMC would adopt as consideration for the Settlement, set forth in full in Exhibit A to the Stipulation.

44.            On October 6, 2023, the Court entered the Scheduling Order in connection with the Settlement, which, among other things, authorized this Notice and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE PRINCIPAL TERMS OF THE SETTLEMENT?

45.            In consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiff Claims (defined in Paragraph 50 below) against the Released Defendant Persons (defined in Paragraph 50 below) and the Released Defendant Claims (defined in Paragraph 50 below) against the Released Plaintiff Persons (defined in Paragraph 50 below), and the dismissal with prejudice of the Derivative Actions, the Parties have agreed to the Reforms set forth in Exhibit A to the Stipulation. The Reforms provide that, among other things, AMC is required to: (i) appoint one new independent director to its Board; (ii) make improvements to its Nominating and Corporate Governance Committee Charter relating to the screening of prospective director nominees; (iii)  make improvements to its Compensation Committee Charter by obligating the committee to consider legal compliance and compliance with AMC’s internal policies in making decisions relating to short-term compensation, termination benefits, and separation pay; and (iv) increase compliance training for certain AMC accounting personnel. After the Parties reached an agreement in principle on the material terms of the Settlement on June 21, 2022, but before the Parties executed the formal Stipulation of Settlement, AMC appointed a new independent director, Denise “Dee” Clark, who joined the Board effective January 1, 2023, and made the improvements to its Nominating and Corporate Governance Committee and Compensation Committee Charters set forth in the Reforms.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

46.            Plaintiffs believe that their derivative claims have merit, and Plaintiffs’ entry into the Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Matters. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial(s) and possible appeal(s). Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases like the Derivative Matters, as well as the difficulties, significant risks, and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Matters.

47.            In consideration of these matters, Plaintiffs and Plaintiffs’ Counsel have determined that it is in the best interests of AMC and its current stockholders that the Derivative Matters be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions are fair, reasonable, and adequate.

48.            Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damages with respect to the Released Plaintiff Claims, including, but not limited to, any allegations that Defendants have committed any violations of the Exchange Act or other law, have breached any duty owed to AMC or its stockholders, have acted improperly in any way, have any liability or owe any damages of any kind to AMC or its stockholders, and/or were unjustly enriched. Defendants maintain that their conduct was at all times proper, in the best interests of AMC and its stockholders, and in compliance with applicable law. Defendants also deny that AMC or its stockholders were harmed by any conduct of Defendants that was alleged or could have been alleged in the Derivative Matters. Each of the Individual Defendants asserts that, at all relevant times, he or she acted in good faith and in a manner believed to be in the best interests of AMC and all of its stockholders. Nonetheless, Defendants are entering into the Settlement solely to eliminate the burden, expense, and uncertainties inherent in further litigation, and without admitting the validity of any allegations made in the Derivative Matters or any liability with respect thereto, having concluded that it is desirable for the Derivative Matters to be fully and finally settled and dismissed in the manner and upon the terms and conditions set forth in the Stipulation.

49.            For the avoidance of doubt, nothing in the Stipulation or the Settlement shall be construed as an admission by Defendants of any wrongdoing, fault, liability, or damages whatsoever.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

50.            If the Settlement is approved, the Court will enter the Order and Final Judgment. Pursuant to the Order and Final Judgment, upon the Effective Date of the Settlement, the Derivative Actions will be dismissed with prejudice and the following releases will occur:

Release of Claims by Plaintiffs: AMC, the Released Plaintiff Persons (individually and derivatively on behalf of AMC), and each and every stockholder of AMC, derivatively on behalf of AMC, shall completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims) against any of the Released Defendant Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Plaintiff Claims against any of the Released Defendant Persons.

Release of Claims by Defendants: AMC and the Released Defendant Persons each shall completely, fully, finally, and forever release, relinquish, settle, and discharge his, her, or its right to assert any or all of the Released Defendant Claims (including Unknown Claims) against any of the Released Plaintiff Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Defendant Claims against any of the Released Plaintiff Persons.

“Released Defendant Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Released Plaintiff Persons that arise out of, are based upon, or relate to the institution, prosecution, or settlement of the claims asserted in the Derivative Matters. For the avoidance of doubt, the Released Defendant Claims shall not include any claims to enforce the Stipulation or the Settlement.

“Released Defendant Persons” means all persons and entities named as a defendant in the Derivative Actions or that could have been named as a defendant in the Derivative Matters, including, without limitation, the Company’s past and present officers and directors, as well as any and all of the respective current and former employers, parent entities, controlling persons, owners, members, co-investors, lenders, principals, affiliates, or subsidiaries of any of the foregoing, and each and all of the respective past or present officers, directors, managers, partners, limited partners, general partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers of any of the foregoing.

“Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that (a) were asserted in the Derivative Matters, or (b) Plaintiffs (individually or derivatively on behalf of AMC) or AMC ever had, now have, or hereafter can, shall, or may have that, in full or in part, concern, relate to, arise out of, or are in any way connected to the claims, allegations, transactions, facts, circumstances, events, acts, disclosures, statements, representations, omissions, or failures to act alleged, set forth, referred to, or involved in the Derivative Matters. For the avoidance of doubt, the Released Plaintiff Claims shall not include any claims to enforce the Stipulation or the Settlement.

“Released Plaintiff Persons” means Plaintiffs and any and all of their respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, limited partners, general partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

“Unknown Claims” means any claims that a Party does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but, upon the

Effective Date, the Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, which now exist, heretofore have existed, or may in the future exist, upon any theory of law or equity, from the beginning of time through the date of execution of the Stipulation, without regard to the subsequent discovery or existence of such different or additional facts.

51.            The Effective Date of the Settlement will be the first date upon which the following conditions of the Settlement have been met or waived: (i) Court approval of this Notice, and subsequent dissemination of this Notice; (ii) the Court has approved the Settlement, following dissemination of the Notice to AMC stockholders and a hearing, and entered the Order and Final Judgment, approving the Settlement, dismissing the Derivative Actions with prejudice, and entering the Releases, without awarding costs to any party, except as provided in the Settlement; and (iii) the passing of the date upon which the Order and Final Judgment becomes Final.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

52.            Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Derivative Matters, nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket expenses. Plaintiffs’ Counsel will apply to the Court for a Fee and Expense Award. The Parties have agreed to a Fee and Expense Award, which AMC’s directors’ and officers’ insurance carriers shall pay to Plaintiffs’ Counsel of one million dollars ($1,000,000.00), in full satisfaction of any and all claims for attorneys’ fees or expenses that have been, could have been, or could be asserted by Plaintiffs’ Counsel or any other counsel in connection with the Derivative Matters.

53.            It is not a condition of the Stipulation, the Settlement, or the Order and Final Judgment that the Court award any attorneys’ fees or expenses to Plaintiffs’ Counsel. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the Fee and Expense Award. In the event that the Court does not award attorneys’ fees or expenses, or in the event the Court makes an award in an amount that is less than the amount requested by Plaintiffs’ Counsel or is otherwise unsatisfactory to Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, the Settlement, including the effectiveness of the Releases and other obligations of the Parties, nevertheless shall remain in full force and effect.

54.            Plaintiffs’ Counsel may apply to the Court for Service Awards of up to two thousand dollars ($2,000.00) for each of Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Award in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Matters. Defendants shall not oppose Plaintiffs’ Counsel’s application for the Service Awards. The failure of the Court to approve any Service Award, in whole or in part, shall have no effect on the Settlement, and the effectiveness of the Releases and other obligations of the Parties set forth in the Stipulation nevertheless shall remain in full force and effect.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DO NOT LIKE THE SETTLEMENT?

55.            On October 6, 2023, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Scheduling Order”) and providing for notice of the Settlement to be made to AMC stockholders. The Scheduling Order further provides that the Court will hold a telephonic hearing (the “Settlement Hearing”) on December 18, 2023 at 11:00 a.m. eastern before the Honorable Andrew L. Carter, Jr., for the following purposes: (a) to determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to AMC and its stockholders, and should be approved by the Court; (b) to determine whether the Order and Final Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered, dismissing the Derivative Actions with prejudice against Defendants, and fully and finally releasing all Released Claims against the Released Persons; (c) to determine whether the agreed-to Fee and Expense Award, as well as the Service Awards, should be approved; (d) to consider any objections to the Settlement, the Fee and Expense Award, and/or the Service Awards; and (e) to consider any other matters that may properly be brought before the Court in connection with the Settlement. To attend the Settlement Hearing, contact the Court at 1-888-363-4749 (access code: 3768660) on December 18, 2023 at 11:00 a.m. eastern. AMC stockholders do not need to attend the Settlement Hearing.

56.            The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court reserves the right to adjourn and reconvene the Settlement Hearing or any adjournment thereof, including the consideration of the Fee and Expense Award, as well as the Service Awards, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court further reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to AMC stockholders. Any AMC stockholder (or his, her, or its counsel) who wishes to appear at (or otherwise attend) the Settlement Hearing should consult the Court’s calendar and/or AMC’s website, https://investor.amctheatres.com/stock-information/Tax-Info/default.aspx, for any change in date, time, or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to AMC’s stockholders. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiffs’ Counsel as indicated in Paragraph 58 below.

57.            Any AMC stockholder who or which continues to own AMC shares as of June 14, 2023, the date of the Settlement Hearing, who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Award and/or or Service Awards, may file with the Court a written objection.

58.            An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement, which must: (a) state the name, address, and telephone number of the objector, and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) be signed by the objector; (c) state that the objection is being filed with respect to the Derivative Matters; (d) set forth a specific, written statement of the objection(s), the nature of the objection(s), and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention; (e) provide proof of ownership of AMC common stock as of June 14, 2023, including the number of shares of AMC common stock held and the date of purchase or acquisition, and contain a statement that the objector continues to hold shares of AMC common stock as of the date of the filing of any such objection and will continue to hold shares of AMC common stock as of the date of the Settlement Hearing; and (f) provide any and all documentation or evidence in support of such objection. In addition, if intending to appear and requesting to be heard at the Settlement Hearing, he, she, or it must, in addition to the requirements of above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written notice of his, her, or its intention to appear at the Settlement Hearing, identifying therein any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and any and all evidence that he, she, or it intends to present at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN NOVEMBER 27, 2023. The Clerk’s address is:

Clerk of the Court,

U.S. District Court for the Southern District of New York,

40 Foley Square

New York, NY 10007

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN NOVEMBER 27, 2023. Plaintiffs’ Counsel’s addresses are:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Tel: (516) 922-5427

Fax: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

Counsel for Plaintiff Naranbold Gantulga

SCHUBERT JONCKHEER & KOLBE LLP

Willem F. Jonckheer

2001 Union Street, Suite 200

San Francisco, CA 94123

Tel: (415) 788-4220

Fax: (415) 788-0161

Email: wjonckheer@sjk.law

Counsel for Plaintiff Lorra Manuel

THE ROSEN LAW FIRM, P.A. Phillip Kim 275 Madison Avenue, 40th Floor New York, NY 10016 Tel.: (212) 686-1060	SHUMAN, GLENN & STECKER Brett D. Stecker 326 W. Lancaster Avenue Ardmore, PA 19003 Tel.: (303) 861-3003

Fax: (212) 202-3827 Email: pkim@rosenlegal.com Counsel for Plaintiffs Jennifer Kenna and Naranbold Gantulga	Fax: (303) 536-7849 Email: brett@shumanlawfirm.com Counsel for Plaintiff David Dinkevich and Ann Carter

KAHN SWICK & FOTI, LLC

Melinda Nicholson

1100 Poydras Street – Suite 960

New Orleans, LA 70163

Tel.: (504) 455-1400

Fax: (504) 455-1498-

Email: Melinda.Nicholson@ksfcounsel.com

Counsel for Plaintiff John R. Lyon III

59.            An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any AMC stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

60.            Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above will be: (i) deemed to have waived and forfeited his, her, or its right to object to any aspect of the Settlement, the Order and Final Judgment, the Fee and Expense Award, or the Service Awards; (ii) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the Order and Final Judgment to be entered approving the Settlement, the Fee and Expense Award, or the Service Awards; and (iii) deemed to have waived and be forever barred and foreclosed from being heard, in this or any other suit, action, or proceeding (including, without limitation, any right of appeal), with respect to any matters concerning the Settlement, the Stipulation, the Order and Final Judgment, the Fee and Expense Award, or the Service Awards.

AMC STOCKHOLDERS AS OF JUNE 14, 2023 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

WHAT IS THE EFFECT OF THE SETTLEMENT?

61.            Pending the Court’s determination as to final approval of the Settlement, (i) all proceedings in the Derivative Actions, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court; (ii) Plaintiffs (individually or derivatively on behalf of AMC), and all other AMC stockholders (derivatively on behalf of AMC) are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Claims against any of the Released Persons; and (iii) Defendants are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Claims against any of the Released Persons.

62.            As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Order and Final Judgment. The Order and Final Judgment, including, without limitation, the releases set forth above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Persons.

WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

63.            This Notice does not purport to be a comprehensive description of the Derivative Matters, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. This Notice is a summary description of the Derivative Matters, the complaints in the Derivative Actions, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Matters, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at (https://investor.amctheatres.com/stock-information/Tax-Info/default.aspx).

64.            You may obtain further information by contacting Plaintiffs’ Counsel at: (i) Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Tel: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; (ii) Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Tel: (212) 686-1060, Email: pkim@rosenlegal.com; (iii) Willem F. Jonckheer, Schubert Jonckheer & Kolbe LLP, 2001 Union Street, Suite 200, San Francisco, CA 94123, Tel: (415) 788-4220, Email: wjonckheer@sjk.law; (iv) Brett D. Stecker, Shuman, Glenn & Stecker, 326 W. Lancaster Avenue, Ardmore, PA 19003, Tel: (303) 861-3003, Email: brett@shumanlawfirm.com; or (v) Melinda Nicholson, Kahn Swick & Foti, LLC, 1100 Poydras Street – Suite 960, New Orleans, LA 70163, Tel: (504) 455-1400, Email: Melinda.Nicholson@ksfcounsel.com.

Please Do Not Call the Court or Defendants with Questions About the Settlement.

Dated: October 16, 2023

By the Order of the Court
United States District Cour
for the Southern District of New York